Exhibit (h)(2)

Amendment to ALPS ETF Trust Administration Agreement

This Amendment to ALPS ETF Trust Amended and Restated Administration Agreement (this “Amendment”), dated December 29, 2017 between ALPS ETF Trust, a Delaware statutory trust (the “Trust”), and ALPS Fund Services, Inc. (“ALPS”).

WHEREAS, the Trust and ALPS have entered into an ALPS ETF Trust Amended and Restated Administration Agreement dated March 6, 2017 (the “Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Effective as of the date hereof, Appendix A of the Agreement is hereby deleted in its entirety and replaced with a new Appendix A attached hereto.

2. Effective as of the date hereof, Appendix C of the Agreement is hereby deleted in its entirety and replaced with a new Appendix C attached hereto.

3. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

ALPS ETF TRUST		ALPS FUND SERVICES, INC.

By:	/s/ Edmund J. Burke	By:	/s/ Jeremy O. May
Name:	Edmund J. Burke	Name:	Jeremy O. May
Title:	President	Title:	President

Exhibit (h)(2)

APPENDIX A

Fund Name	Initial Approval Date	Initial Term
Alerian Energy Infrastructure ETF	October 24, 2013	Two Years
Alerian MLP ETF	August 11, 2010	Two years
ALPS Emerging Sector Dividend Dogs ETF	December 12, 2013	Two Years
ALPS Equal Sector Weight ETF	June 23, 2009	Two Years
ALPS International Sector Dividend Dogs ETF	June 10, 2013	Two Years
ALPS Medical Breakthroughs ETF	December 29, 2014	Two Years
ALPS Sector Dividend Dogs ETF	June 11, 2012	Two Years
ALPS Dorsey Wright Sector Momentum ETF	January 6, 2017	Two Years
Barron’s 400 SM ETF	June 3, 2013	Two Years
Cohen & Steers Global Realty Majors ETF	April 1, 2008	Two Years
RiverFront Dynamic Core Income ETF	June 2, 2016	Two Years
RiverFront Dynamic US Dividend Advantage ETF	June 2, 2016	Two Years
RiverFront Dynamic US Flex-Cap ETF	June 2, 2016	Two Years
RiverFront Strategic Income Fund	June 10, 2013	Two Years
RiverFront Dynamic Unconstrained Income ETF	June 2, 2016	Two Years
Buzz US Sentiment Leaders ETF	April 15, 2016	Two Years
Sprott Gold Miners ETF	June 9, 2014	Two Years
Sprott Junior Gold Minters ETF	March 13, 2015	Two Years
Workplace Equality Portfolio	December 12, 2013	Three Years
ALPS Disruptive Technologies ETF	December 29, 2017	Two Years

Exhibit (h)(2)

APPENDIX C

Fees